UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-1575582
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

One Monument Circle
Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	(317)-261-8261

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a a Material Definitive Agreement

On October 15, 2025, Indianapolis Power & Light Company, doing business as AES Indiana (“AES Indiana”), a subsidiary of IPALCO Enterprises, Inc. (“IPALCO”), entered into a Stipulation and Settlement Agreement (the “Settlement”) with most parties in AES Indiana’s pending regulatory rate review at the Indiana Utility Regulation Commission (the “IURC”), including the AES Indiana Industrial Group, Rolls Royce Corporation, Walmart, Inc., and the City of Indianapolis. The Settlement provides for updated base rates for electric service in AES Indiana’s territory and is subject to, and conditioned upon, approval by the IURC. Among other rate matters, the Settlement, if approved, would:

•Establish a total revenue requirement of $1,999.3 million for AES Indiana’s 2027 electric service base rates, based on a revenue deficiency of $90.7 million.

•Provide for a return on common equity of 9.75% using the proposed capital structure of 49.47% common equity and 50.53% long-term debt and a cost of long-term debt of 5.34%.

•Establish a rate base of approximately $5.5 billion for AES Indiana’s 2027 electric service base rates.

AES Indiana anticipates an order from the IURC during the second quarter of 2026 addressing its rate review petition. The foregoing description of the Settlement is qualified in its entirety by reference to the Settlement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. AES Indiana’s rate review case docket, which will include a copy of the Settlement, is available through the IURC’s online portal at https://iurc.portal.in.gov by searching Docketed Cases for Cause No. 46258. The information available through the portal or on the website of the IURC is not incorporated herein.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1*	Stipulation and Settlement Agreement dated October 15, 2025.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*Pursuant to Item 601(a)(5) of Regulation S-K, exhibits and schedules (and similar attachments) have been omitted. IPALCO agrees to furnish, supplementally, a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request by the Commission.

Forward-Looking Statements
This current report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding management’s intents, beliefs, and current expectations and typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “would,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Such forward-looking statements include, without limitation, statements with respect to return on and recovery of costs and expenses, the making of regulatory applications and filings, timing of hearings and approvals, strategic objectives, management’s expectations, or other anticipated matters in connection with the Settlement and its effects, including those on AES Indiana’s or IPALCO’s financial performance and condition. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute our current expectations based on reasonable assumptions. These assumptions include, but are not limited to, our expectations regarding timing of events, accurate projections of market conditions and regulatory rates, future interest rates, commodity prices, continued operating performance and electricity volume, as well as achievements of planned productivity improvements and growth investments at expected rates of return.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties, and other factors. Important factors that could affect actual results are discussed in IPALCO’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in IPALCO’s 2024 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read IPALCO’s filings to learn more about the risk factors associated with IPALCO’s businesses. IPALCO undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Any security holder who desires a copy of IPALCO’s 2024 Annual Report on Form 10-K, or subsequent filings with the SEC, may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Secretary, IPALCO Enterprises, Inc., One Monument Circle, Indianapolis, Indiana 46204. Exhibits also may be requested, but a charge equal to the reproduction cost thereof may be made. A copy of the Annual Report on Form 10-K may also be obtained by visiting AES Indiana’s website at www.aesindiana.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     IPALCO Enterprises, Inc.

Date: October 15, 2025	By:	/s/ Brian Hylander
	Name:	Brian Hylander
	Title:	Vice President, General Counsel and Secretary